As filed with the Securities and Exchange Commission on                                     December 20, 2012

Registration No. 333‑

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZAZA ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	45-2986089 (I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 3000

Houston, Texas 77010

(Address of Principal Executive Offices)

ZaZa Energy Corporation 2012 Long-Term Incentive Plan

(Full Titles of the Plan)

Todd Alan Brooks	With a Copy to:
President and Chief Executive Officer	W. Mark Young
ZAZA Energy Corporation	Andrews Kurth LLP
1301 McKinney Street, Suite 2850	600 Travis Street, Suite 4200
Houston, Texas 77010	Houston, Texas 77002
(713) 595-1900	(713) 238-7111

(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12d-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.01 par value per share	7,000,000(3)	$2.02	$14,140,000	$1,928.70
Common Stock, $.01 par value per share	5,181,250(4)	$2.02	$10,466,125	$1,427.58
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low prices of the Registrant’s Common Stock as reported by NASDAQ on December 12, 2012, which were $2.09 and $1.95, respectively.

(3)	Represents shares of Common Stock issuable pursuant to the ZaZa Energy Corporation 2012 Long Term Incentive Plan.
(4)

Represents shares of Common Stock issued pursuant to certain Restricted Stock Award Agreements, by and among Blackstone Oil and Gas, LLC, Omega Energy, LLC, Lara Energy Inc., the Registrant and certain employees and consultants prior to the date hereof and does not necessarily represent a present intention to sell any or all such shares of Common Stock. Accordingly, the Reoffer Prospectus is a combined prospectus pursuant to Rule 492(a) of the Securities Act.

EXPLANATORY NOTE

            We are filing this registration statement on Form S-8 for the purpose of registering 7,000,000 shares of our Common Stock, $0.01 par value per share (“Common Stock”) issuable under the ZaZa Corporation 2012 Long-Term Incentive Plan (the “Plan”).

            This Registration statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with the General Instruction C of Form S-8 and in accordance with the requirements of Part 1 of Form S-3. This Reoffer Prospectus may be used for the reoffering and resale of shares of Common Stock that may be deemed to be “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder that have been acquired by certain of our officers and directors, employees, and consultants as applicable, being the Selling Shareholders identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents the total number of shares of Common Stock that have been or may be acquired by the Selling Shareholders pursuant to awards made to the Selling Shareholders, including those granted pursuant to Restricted Stock Award Agreements and Stock Award Agreements filed as exhibits to this Registration Statement (collectively the “Awards”), and does not necessarily represent a present intention to sell any or all such shares of Common Stock. Accordingly, the Reoffer Prospectus is a combined prospectus pursuant to Rule 492(a) of the Securities Act.

PART I

INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS

            The information required by Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the instructions to Form S-8. The documents containing the information specified in Part I will be sent or delivered to the participants in the plan covered by this Registration Statement as required by Rule 428.

S-1

REOFFER PROSPECTUS

6,397,783 Shares of Common Stock

            Certain of our present or former directors, officers, employees, and consultants, all of who are named in this prospectus (the “Selling Shareholders”) may offer and sell from time to time, for their own account, up to 6,397,783 shares of our Common Stock $0.01 par value per share that were acquired pursuant to the terms of the Awards. We will not receive any of the proceeds from the sale of the shares.

            The shares constitute “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”) before the sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purpose of registering the shares under the Securities Act for future sales by the Selling Stockholders, on a continuous or delayed basis, to the public without restriction. The Selling Shareholders may offer for sale or sell the shares in varying amounts through public or private transaction at prevailing market prices or at privately negotiated prices. In connection with such sales, the Selling Shareholders and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

            Our Common Stock is currently listed on the NASDAQ Capital Market under the symbol “ZAZA.”  You should read this Reoffer Prospectus and any accompanying prospectus supplement carefully before you make your investment decision. We are paying the expenses incurred in the registration of the shares, but all selling and other expenses incurred by each Selling Shareholder will be borne by such shareholder.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is December 20, 2012.

            You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. Our Common Stock is not offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of the date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the United States Securities and Exchange Commission (the “Commission”). You can read and copy the reports, proxy statements and other information filed by the Company with the Commission at the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. Additionally, we are required to file electronic versions of those materials with the Commission through the Commission’s EDGAR system. The Commission maintains an Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

This prospectus constitutes part of a Registration Statement on Form S-8 filed on the date hereof (herein, together with all amendments and exhibits, referred to as the “Registration Statement”) by the Company with the Commission under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which we have omitted, in accordance with the rules and regulations of the Commission. You should refer to the full Registration Statement for further information with respect to the Company and our Common Stock.

Statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the offices of the Commission as indicated above without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

No person is authorized to give any information or to make any representations, other than those contained in this prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling

Stockholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereto.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information that we file with the Commission, which means that we can disclose important information to you by referring you to the other information we have filed with the Commission. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information.

The following documents filed by us with the Commission pursuant to Section 13 of the Exchange Act (File No. 001-35432) are incorporated by reference in this Registration Statement. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K or other applicable Commission rules) rather than filed:

(i)        our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

(ii)       our Quarterly Reports on Form 10-Q for the fiscal periods ended (i) March 31, 2012, as filed with the Commission on August 10, 2012, (ii) June 30, 2012, as filed with the Commission on September 13, 2012, and as amended by the Form 10-Q/A filed with the Commission on September 18, 2012 and (iii) September 30, 2012, as filed with the Commission on November 13, 2012;

(iii)     our Current Reports on Form 8-K, filed February 22, 2012, March 29, 2012, April 16, 2012, April 23, 2012, May 4, 2012, May 22, 2012, May 25, 2012, June 11, 2012, July 30, 2012, August 15, 2012, August 21, 2012, September 21, 2012, October 5, 2012, October 16, 2012 (as amended on October 17, 2012), October 22, 2012, November 19, 2012, November 29, 2012, December 7, 2012, and December 10, 2012; and

(iv)       the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form S-4 (Registration No. 333-177264), as amended, filed on January 10, 2012 pursuant to Rule 424(b)(3) under the Securities Act of 1933.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

The information relating to the Company contained in this Reoffer Prospectus should be read together with the information in the documents incorporated by reference.

We will provide without charge to each person to whom a copy of this prospectus is delivered, on written or oral request, a copy of any or all documents incorporated by reference into this prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for copies can be made by writing or telephoning us at 1301 McKinney Street, Suite 2850, Houston, Texas 77010, Attention: Scott Gaille; telephone number (713) 595-1900.

FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. When used in this prospectus, the words “anticipates,” “estimates,” “plans,” “believe,” “believes,” “continues,” “expects,” “projections,” “forecasts,” “intends,” “may,” “might,” “will,” “would,” “could,” “should,” and similar expressions are intended to be among the statements that identify forward-looking statements. The factors that may affect our expectations regarding our operations include, among others, the following:

•                  our registered public accounting firm has expressed doubt about our ability to continue as a going concern;

•                  our ability to raise necessary capital in the future;

•                  the effect of our indebtedness on our financial health and business strategy;

•                  possible title impairments to our properties;

•                  our ability to obtain equipment and personnel;

•                  reserves estimates turning out to be inaccurate;

•                  our ability to replace oil reserves;

•                  our ability to market and transport our production;

•                  our ability to compete in a highly competitive oil industry;

•                  the loss of senior management or key employees;

•                  assessing and integrating acquisitions;

•                  hurricanes, natural disasters or terrorist activities;

•                  change in legal rules applicable to our activities or permits and concessions;

•                  extensive regulation, including environmental regulation, to which we are subject;

•                  declines in prices for crude oil; and

•                  our ability to execute our business strategy and be profitable.

In addition to these factors, important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”). All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the Cautionary Statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise unless required by law.

Unless the context otherwise requires, all references in this prospectus to “ZaZa,” “Company,” “registrant,” “we,” “us” or “our” include ZaZa Energy Corporation, a Delaware corporation and any subsidiaries or other entities controlled by us. All references in this prospectus to “Common Stock” refer to our common stock, par value $0.01 per share.

PROSPECTUS SUMMARY

            This prospectus is part of a Registration Statement that we filed with the Commission. We have provided to you in this prospectus a general description of the Selling Shareholders and the distribution of shares. To the extent there is a conflict between the information contained in this prospectus and any of our subsequent filings with the Commission, the statement in the document having the later date shall modify or supersede the earlier statement.

            As permitted by the rules and regulations of the Commission the Registration Statement, of which this prospectus forms part, includes additional information not contained in this prospectus. You may read the Registration Statement and the other reports we file with the Commission at the Commission’s website or at the Commission’s offices described below under the heading “Documents Incorporated by Reference” if necessary.

ABOUT ZAZA ENERGY CORPORATION

Company Overview

            Headquartered in Houston, Texas, ZaZa Energy Corporation, a Delaware corporation, is an oil and gas exploration and production company. The Company was formed for the purpose of acting as a holding company of both Toreador Resources Corporation, a Delaware corporation (“Toreador”), and ZaZa Energy LLC, a Texas limited liability company (“ZaZa LLC”). We believe that the Company is uniquely positioned to capitalize on advancements in the E&P field which include the use of open hole logging technology, the integration of core and sample laboratory measurements, micro-seismic data and hydraulic fracturing technology. The Company’s current portfolio of Texas based assets includes approximately 72,000 net acres in the Eagle Ford formation and 90,000 nearly contiguous net acres in the Woodbine/Eaglebine play in Grimes, Madison, and Walker Counties.

            Our principal executive office is located at 1301 McKinney Street, Suite 3000 Houston Texas 77010. Our telephone number is (713) 595-1900. Our website is www.zazaenergy.com. The information on our website or any other website is not incorporated by reference into this prospectus supplement or any accompanying prospectus.

RISK FACTORS

            An investment in our Common Stock is subject to numerous risks, including those risks described under Item 1A of Part 1 in our Annual Report on Form 10-K for the year ended December 31, 2011, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, our Quarterly Report on Form 10-Q for the quarter ended June  30, 2012, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, all of which are incorporated by reference herein. You should carefully consider these risks, along with the information provided elsewhere in this prospectus and the documents we incorporate by reference in this prospectus before investing in the shares. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance, or achievements. We cannot assure you that projected results or events will be achieved or will occur. You could lose all or part of your investment in the Common Stock.

USE OF PROCEEDS

            The proceeds from the sale of the shares offered pursuant to this prospectus are solely for the account of the Selling Shareholders.

SELLING SHAREHOLDERS

         The following table sets forth (a) the name and position or positions with the Company of each Selling Shareholder, (b) the number of shares beneficially owned (as such term is defined in Rule 13d-(3) under the Exchange Act) by each Selling Shareholder as of the date of this prospectus, (c) the number of shares that each Selling Shareholder may offer for sale from time to time pursuant to this prospectus, whether or not such Selling Shareholder has a present intention to do so, (d) the number of shares to be beneficially owned by each Selling Shareholder following the sale of all shares that may be so offered, assuming no other change in the beneficial ownership of the shares to be beneficially owned by each Selling Shareholder following the sale of all shares that may be so offered, assuming no other change in the beneficial ownership of the shares by the Selling Shareholder after the date of this prospectus. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

            Inclusion of an individual’s name in the table below does not constitute an admission that such individual is an “affiliate” of the Company.

Selling Shareholder	Principal Position with the Company (1)	Shares Beneficially Owned (2)	Number of Shares Offered for Resale	Shares Beneficially Owned After the Resale
				Number	Percent (3)
Kevin Schepel	Executive Vice President, Exploration and Production	1,050,770	1,050,770	0	*
John Richards	Executive Vice President, Operations	1,050,770	1,050,770	0	*
Tom Bowman	Executive Vice President, Evaluation, Geology and Geophysics	1,046,154	1,046,154	0	*
Mickey Morris	Completions Manager—Corpus Manager	246,154	246,154	0	*
Stewart Delacambre	Executive Vice President, Land	150,000	150,000	0	*
Sam Callaway	EHS Risk Manager	148,270	148,270	0	*
Terry Hobbs	Controller and Treasurer	100,000	100,000	0	*
Charles Campise	Former Chief Financial Officer and current consultant	100,000	100,000	0	*
Hank Hall	Field Logistics Manager	88,291	88,291	0	*
Ed Savage	Reservoir Evaluations	50,000	50,000	0	*
Scott Hewitt	Chief Information Officer	70,984	70,984	0	*
Karen Thomas	VP Human Resources	75,000	75,000	0	*
Jennifer Frisch	Chief Accounting Officer	50,000	50,000	0	*
Scott Gaille	Chief Compliance Officer	105,000	100,000	5,000	*
Kandice Fergus	Executive Assistant	50,000	50,000	0	*
Gary Johnson	VP Business Administration	50,000	50,000	0	*
Craig McKenzie	Former Chief Executive Officer	659,857	281,250	378,607	*
Gregg Enders	Former Chief Operating Officer and current consultant	750,000	750,000	0	*
Reid Nelson	Former Director of Business Services and current consultant	25,000	25,000	0	*
Hebert C. Williamson	Chairman of the Board	220,771	140,429	80,342	*
Travis Burris	Director	92,352	92,352	0	*
Adam Kroloff	Former Director and current consultant	296,090	207,352	88,738	*
Bernard de Combret	Former Director and current consultant	273,694	207,352	66,342	*
Todd Alan Brooks	Director, President and Chief Executive Officer	21,127,050	100,000	21,027,050	21%
Ian H. Fay	Chief Financial Officer	150,000	125,000	25,000	*
Jason Adams	Operations Superintendent Drilling	6,411	6,411	0	*
Santiago Solis	Operations Advisor	10,684	10,684	0	*
Cindy Crain	Environmental Manager	4,274	4,274	0	*
Josh Simmons	Construction Supervisor-Facilities & Pipelines	6,411	6,411	0	*
Joe Cantu	Drilling Manager	3,411	3,411	0	*
Lucy Fisher	Operations Engineer	11,464	11,464	0	*

(1)            All positions described are with the Company, unless otherwise indicated.

(2)        The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act.

(3)        Percentage is computed with reference to 102,519,001 shares of our Common Stock outstanding as of December 17, 2012.

*          Denotes Shareholders who own less than 1% of the total outstanding shares of Common Stock of the Company.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by us for the account of the Selling Stockholders.

The shares offered under this Reoffer Prospectus may be sold from time to time directly by or on behalf of the Selling Stockholders in one or more transactions, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. These brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. This compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with sales of shares, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive, and the proceeds of any sale of shares may be deemed to be, underwriting discounts and commissions under the Securities Act.

We are bearing all costs relating to the registration of the shares of Common Stock to which this Reoffer Prospectus relates. Any commissions, selling expenses or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholder. In order to comply with certain states’ securities laws, if applicable, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless they have been registered or qualified for sale in that state, or unless an exemption from registration or qualification is available and is obtained or complied with. Sales of the shares must also be made by the Selling Stockholders in compliance with all other applicable state securities laws and regulations.

LEGAL MATTERS

Certain legal matters with respect to the Common Stock offered hereby will be passed upon by Andrews Kurth, LLP, our legal counsel.

EXPERTS

The balance sheet of ZaZa Energy Corporation appearing in ZaZa Energy Corporation's Annual Report (Form 10-K) for the year ended December 31, 2011 has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein (which contains an explanatory paragraph describing conditions that raise substantial doubt about ZaZa Energy Corporation's ability to continue as a going concern as described in Note 1 to the financial statements), and incorporated herein by reference. Such financial statement is incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of ZaZa Energy, LLC appearing in ZaZa Energy Corporation's Annual Report (Form 10-K) for the year ended December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein (which contains an explanatory paragraph describing conditions that raise substantial doubt about ZaZa Energy, LLC's ability to continue as a going concern as described in Note 1 to the financial statements), and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Toreador Resources Corporation appearing in ZaZa Energy Corporation's Annual Report (Form 10-K) for the year ended December 31, 2011 have been audited by Ernst & Young Audit, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Documents by Reference

We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K or other applicable Securities and Exchange Commission (the “Commission”) rules rather than filed:

(a)

our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “Annual Report”), which contains the registrant’s audited financial statements for the registrant’s last completed fiscal year and which was filed with the Commission on June 15, 2012;

(b)	our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 (as amended), and September 30, 2012;
(c)

our Current Reports on Form 8-K, filed February 22, 2012, March 29, 2012, April 16, 2012, April 23, 2012, May 4, 2012, May 22, 2012, May 25, 2012, June 11, 2012, July 30, 2012, August 15, 2012, August 21, 2012, September 21, 2012, October 5, 2012, October 16, 2012 (as amended on October 17, 2012), October 22, 2012, November 19, 2012, November 29, 2012, December 7, 2012, and December 10, 2012; and

(d)

the description of our Common Stock, par value $0.01 per share, of the registrant, contained in our Exchange Act Registration Statement on Form 8-A12B, filed with the Commission on February 21, 2012, incorporating the description contained in our Registration Statement on Form S-4 (Registration No. 333-1777264), as originally filed with the Commission on January 10, 2012, including all amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

Item 4.            Description of Securities

Not Applicable.

Item 5.            Interests of Named Experts and Counsel

Not Applicable.

Item 6.             Indemnification of Directors and Officers

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 145(j) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. In accordance with Section 102(b)(7) of the DGCL, our Restated Certificate of Incorporation contains a provision that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, subject to the limitations of Section 102(b)(7).

We indemnify and hold harmless all past and present directors and officers of Toreador and ZaZa and their respective subsidiaries, and advance to such persons their legal and other expenses, subject to an undertaking by such person to reimburse ZaZa all advanced amounts in the event of a final non-appealable determination by a court that such person was not entitled to such advancement. In addition, we have entered into indemnity agreements with our present directors and certain of our executive officers. The indemnity agreements will supplement existing indemnification provisions in our Restated Certificate of Incorporation and Amended and Restated Bylaws, and generally provide for the indemnification of all liabilities, costs and expenses incurred by our directors and executive officers in connection with the performance of their duties for ZaZa, subject to certain customary exclusions. The indemnity agreements also provide for the reimbursement of expenses any such person incurs as a witness in connection with a proceeding involving ZaZa and the advancement of expenses during any proceeding prior to a final resolution as long as such person agrees to return such funds if it is determined that they were not entitled to indemnification under the indemnity agreements. The indemnity agreements also establish customary procedures to determine whether a person is entitled to indemnification, including by the appointment of an independent counsel to evaluate such person's claim to indemnification.

We maintain insurance policies that provide coverage to our directors and officers against certain liabilities.

Item 7.            Exemption from Registration Claimed

Not applicable.

Item 8.            Exhibits

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.            Undertakings

1. Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 20, 2012.

ZAZA ENERGY CORPORATION By: /s/ Todd A. Brooks Name:Todd Alan Brooks Title:President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd Alan Brooks and Ian H. Fay, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on December 20, 2012.

Signature	Title

/s/ Todd A. Brooks Todd Alan Brooks	Director, President and Chief Executive Officer (principal executive officer)

/s/ Ian H. Fay Ian H. Fay	Chief Financial Officer (principal financial officer)

/s/ Jennifer A. Frisch Jennifer A. Frisch	Chief Accounting Officer (principal accounting officer)

/s/ Travis H. Burris Travis H. Burris	Director

/s/ John E. Hearn, Jr. John E. Hearn, Jr.	Director

/s/ Gaston L. Kearby Gaston L. Kearby	Director

/s/ Haag Sherman Haag Sherman	Director

/s/ Herbert C. Williamson III Herbert C. Williamson III	Director, Chairman of the Board

            Pursuant to the requirements of the Securities Act of 1933, the Compensation Committee of the registrant, in its capacity as the named fiduciary of the ZaZa Energy Corporation 2012 Long-Term Incentive Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on December 20, 2012.

ZaZa Energy Corporation 2012 Long-Term Incentive Plan

By:     The Compensation Committee of ZaZa Energy Corporation, its administrator

By:    /s/ Travis H. Burris

Name:Travis H. Burris

Title:Compensation Committee Member

By: /s/ Herbert C. Williamson III

Name:Herbert C. Williamson III

Title:Compensation Committee Member

INDEX TO EXHIBITS

Exhibit No.	Description Of Exhibit
4.1	Form of that certain Restricted Stock Award Agreement, by and between Blackstone Oil and Gas, LLC, Omega Energy, LLC, Lara Energy Inc., and certain employees of ZaZa Energy Corporation.
4.2	Form of that certain Restricted Stock Award Agreement, by and between Blackstone Oil and Gas, LLC, Omega Energy, LLC, Lara Energy Inc., and certain consultants of ZaZa Energy Corporation.
4.3	Form of that certain Stock Award Agreement, by and between Blackstone Oil and Gas, LLC, Omega Energy, LLC, Lara Energy Inc., and certain employees of ZaZa Energy Corporation.
4.4

Form of that certain Amendment that that certain Stock Award Agreement, by and between Blackstone Oil and Gas, LLC, Omega Energy, LLC, Lara Energy Inc., and certain employees of ZaZa Energy Corporation.

4.5	Restricted Stock Award, by and among Blackstone Oil & Gas, LLC, Omega Energy LLC, Lara Energy, Inc., and Craig McKenzie.
4.6	Form of Director Restricted Stock Award Agreement, by and between ZaZa Energy Corporation and certain directors of ZaZa Energy Corporation.
4.7	Form of Stock Award Agreement, by and between ZaZa Energy Corporation and certain consultants that are former directors of ZaZa Energy Corporation.
4.8

Restricted Stock Agreement, dated September 17, 2012, between ZaZa Energy Corporation and Ian H. Fay (incorporated by reference to Exhibit 10.1 of ZaZa Energy Corporation’s Current Report on Form 8-K filed on September 21, 2012).

4.9	Form of Stock Award Agreement, by and between ZaZa Energy Corporation and certain employees of ZaZa Energy Corporation
4.10	Form of Stock Award Agreement, by and between ZaZa Energy Corporation and certain consultants of ZaZa Energy Corporation
5.1	Opinion of Andrews Kurth LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Ernst & Young Audit.
23.3	Consent of Andrews Kurth LLP (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (contained on the Signature Page of this Registration Statement)
99.1	ZaZa Energy Corporation Long-Term Incentive Plan.